Exhibit 99.1

Cabot Corporation Reports First Quarter EPS of $0.71

Robust segment profits drive strong first quarter fiscal 2012 performance

BOSTON--(BUSINESS WIRE)--February 1, 2012--Cabot Corporation (NYSE: CBT) today announced results for its first fiscal quarter of 2012.

Key Highlights

  $81 million total segment EBIT - 9% improvement year over year
  Margin expansion more than offsets volume softness – near term demand pickup expected
  Hong Kong masterbatch plant closure – consolidation into Tianjin, China facility
  Supermetals divestiture closes with proceeds in excess of $450 million

(In millions, except per share amounts)	First Fiscal Quarter
	2012	2011

Net sales	$762	$694
Net income attributable to Cabot Corporation	$46	$75

Net earnings per share attributable to Cabot Corporation	$0.71	$1.13
Less Adjustments:
Net income per share from discontinued operations	$0.16	$0.25
Certain items per share	$(0.06)	$(0.05)
Adjusted EPS	$0.61	$0.93

Less: Impact of discrete tax items per share	$(0.02)	$0.38
Adjusted EPS excluding discrete tax items	$0.63	$0.55

Commenting on the results, Patrick Prevost, Cabot’s President and CEO, said, “We were pleased with our first quarter results especially in light of weaker volumes due to economic uncertainty, seasonality effects and customer inventory destocking. Our continued focus on margin expansion and value pricing enabled a 15% improvement in adjusted earnings both sequentially and year over year.”

Prevost continued, “With our expansions coming on line throughout the year in Rubber Blacks and Fumed Metal Oxides, and improving volume expectations, we are well positioned to deliver continued earnings growth over the coming quarters. We are driving the company to greater efficiency with investments in energy centers and yield technology, and streamlining our asset base as evidenced by the closure of our Hong Kong masterbatch facility. We are pleased to have taken another step in the transformation of the company with the completion of the sale of our Supermetals Business for proceeds of more than $450 million. This divestiture focuses our portfolio and improves the stability of our earnings. We will use the cash proceeds to further our growth initiatives.”

Financial Detail

For the first quarter of fiscal 2012, net income attributable to Cabot Corporation was $46 million ($0.71 per diluted common share) which includes $0.16 per share of income from discontinued operations, primarily related to the results of the Supermetals Business. In addition, it includes a per share charge of $0.06, principally for restructuring costs. Adjusted EPS for the first quarter was $0.61 per share.

Segment Results

Core Segment-- First quarter fiscal 2012 EBIT in the Rubber Blacks Business increased by $18 million when compared to the same quarter of fiscal 2011. The increase was driven principally by higher prices and a favorable product mix. These positive factors more than offset the impact of 9% lower volumes. Sequentially, EBIT increased $17 million driven by lower raw material and manufacturing costs partially offset by 5% lower volumes. Lower sequential manufacturing costs were driven by plant maintenance completed during the fourth quarter of fiscal 2011 that did not reoccur during the first quarter of fiscal 2012, and the benefit of increasing inventory levels.

Global and regional volume changes for the Core Segment for the first quarter of fiscal 2012 as compared to the same quarter of the prior year and the fourth fiscal quarter of 2011 are included in the table below:

	First Quarter Year over Year Change	First Quarter Sequential Change
Global	(9%)	(5%)
Japan	2%	(8%)
Southeast Asia	(15%)	5%
China	1%	(6%)
Europe, Middle East, Africa	(20%)	(5%)
North America	(11%)	(4%)
South America	(8%)	(10%)

Performance Segment-- First quarter fiscal 2012 EBIT in the Performance Segment decreased by $10 million when compared to the first quarter of fiscal 2011. The decrease was driven principally by higher fixed costs from the start-up of new capacity and increases in segment management costs. Volumes in Performance Products increased 3%, while Fumed Metal Oxides volumes decreased 10% due principally to customer inventory destocking coupled with ongoing softness in the global construction and electronics industries. Sequentially, Performance Segment EBIT decreased by $6 million. The decrease was due principally to lower volumes from customer inventory destocking that more than offset lower maintenance spending and the benefit of increasing inventory levels. Volumes in Performance Products decreased 2%, while volumes in Fumed Metal Oxides decreased by 15%.

Specialty Fluids-- For the first quarter of fiscal 2012, EBIT in the Specialty Fluids Segment decreased by $1 million compared to the first quarter of fiscal 2011 and by $7 million compared to the fourth quarter of fiscal 2011. The EBIT decreases in both periods resulted principally from lower sales revenue from fewer completed jobs that more than offset higher rental revenues from ongoing jobs during the quarter.

New Business Segment-- First quarter fiscal 2012 EBIT in the New Business Segment was flat when compared to the first quarter of fiscal 2011 as volume growth in Inkjet Colorants was offset by a less favorable product mix and higher costs from growth investments. Sequentially, EBIT decreased by $2 million as higher volumes in Inkjet Colorants were more than offset by a less favorable product mix and lower commercial activity in Aerogel and Cabot Superior MicroPowders.

Cash Performance-- The Company ended the first quarter of fiscal 2012 with a cash balance of $188 million. During the first quarter of fiscal 2012, the Company’s cash balance declined by $98 million. For the quarter, uses of cash included a $64 million increase in working capital, capital expenditures of $61 million and share repurchases of $30 million. These were partially offset by solid operating results.

Taxes-- During the first quarter of fiscal 2012, the Company recorded a net tax provision of $16 million, including a net discrete tax charge of $2 million. The tax rate on continuing operations was 29% for the first quarter of fiscal 2012. Excluding the net discrete tax charge and the impact of certain items, the quarterly operating tax rate on continuing operations was 25%.

Market Outlook

Commenting on the outlook for the Company, Prevost said, “We are seeing increased demand as our customers are replenishing inventories after a significant drawdown during the previous quarter. Our businesses have available capacity to supply this demand and are expanding to support the growth anticipated in the quarters ahead. We have successfully repositioned our margins through efficiency improvements and the execution of our pricing strategy. These factors, combined, create significant operating leverage to further improve earnings in the near term.”

“Cabot continues to position itself as a leading specialty chemicals and performance materials company. We have multiple growth projects and remain committed to delivering upon our long-term financial targets,” Prevost concluded.

Earnings Call

The Company will host a conference call with industry analysts at 2:00 p.m. Eastern time on Thursday, February 2, 2012. The call can be accessed through Cabot’s investor relations website at http://investor.cabot-corp.com

Cabot Corporation, headquartered in Boston, Massachusetts, is a global specialty chemicals and performance materials company. Cabot’s major products are carbon black, fumed silica, cesium formate drilling fluids, inkjet colorants and aerogels. The Company’s website address is: http://www.cabotcorp.com

Forward-Looking Statements-- This earnings release contains forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including our ability to meet our long-term financial targets, strategy for growth, demand for our products, the cash proceeds due to us from the divestiture of our Supermetals Business, and the effect we expect the divestiture of our Supermetals Business to have on our earnings are forward-looking statements. Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions. Forward-looking statements are based on our current expectations, assumptions, estimates and projections about Cabot's businesses and strategies, market trends and conditions, economic conditions and other factors. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions, and other factors, some of which are beyond our control and difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and from those expressed in the forward-looking statement. Important factors that could cause our results to differ materially from those expressed in the forward-looking statements include, but are not limited to changes in raw material costs; costs associated with the research and development of new products, including regulatory approval and market acceptance; competitive pressures; delays in the successful integration of structural changes, including restructuring plans, and joint ventures; delays in the completion or start-up of our capacity expansion projects; the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the company does business; and severe weather events that cause business interruptions, including plant and power outages, or disruptions in supplier or customer operations. These factors are discussed more fully in the reports we file with the Securities and Exchange Commission, particularly our latest annual report on Form 10-K.

Explanation of Terms Used-- The term “quarterly operating tax rate” represents the tax rate on our recurring operating results. This rate excludes discrete tax items, which are unusual or infrequent items that are excluded from the estimated annual effective tax rate and other tax items, including the impact of the timing of losses in certain jurisdictions, cumulative rate adjustment and the impact of certain items on both operating income and tax provision.

The term “product mix” refers to the various types and grades, or mix, of products sold in a particular Business or Segment during the period, and the positive or negative impact of that mix on the revenue or profitability of the Business or Segment.

When we discuss the profitability impact of changes in inventory levels, we refer to the recording of fixed manufacturing costs on either our balance sheet or through our consolidated statement of operations. When inventories increase, we record fixed manufacturing costs on our balance sheet, causing lower fixed costs to be recorded in the consolidated statement of operations and benefiting the recorded profitability of the business. When inventories decrease, the opposite occurs, and additional fixed costs flow through the consolidated statement of operations, unfavorably affecting recorded business profitability.

Use of Non-GAAP Financial Measures-- The preceding discussion of our results and the accompanying financial tables report adjusted EPS which is a non-GAAP financial measure. Our chief operating decision-maker uses adjusted EPS to evaluate the performance of the Company in terms of profitability. We believe that this measure also assists our investors in evaluating the changes in our results and the Company's performance.

In calculating adjusted EPS, we exclude from our net income per share from continuing operations certain items of expense and income that management does not consider representative of the Company's ongoing operations. Adjusted EPS should be considered as supplemental to, and not as a replacement for, EPS determined in accordance with GAAP. A reconciliation of adjusted EPS to EPS from continuing operations, the most directly comparable GAAP financial measure, and the certain items that are excluded from our calculation of adjusted EPS, are provided in the table titled "Certain Items and Reconciliation of Adjusted EPS.”

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended December 31	Three Months
Dollars in millions, except per share amounts (unaudited)	2011	2010

Net sales and other operating revenues	$762	$694

Cost of sales	619	563

Gross profit	143	131

Selling and administrative expenses	65	63

Research and technical expenses	17	15
Income from operations	61	53

Other income and (expense)

Interest and dividend income	1	1

Interest expense	(10)	(10)

Other income	3	2

Total other income and (expense)	(6)	(7)

Income from continuing operations before income taxes and equity in net
earnings of affiliated companies	55	46

(Provision) benefit for income taxes	(16)	15

Equity in net earnings of affiliated companies, net of tax	1	3

Income from continuing operations	40	64

Income from discontinued operations, net of tax (A)	11	16

Net income	51	80

Net income attributable to noncontrolling interests, net of tax	5	5

Net income attributable to Cabot Corporation	$46	$75

Diluted earnings per share of common stock
attributable to Cabot Corporation

Continuing operations	$0.55	$0.88

Discontinued operations (A)	0.16	0.25

Net income attributable to Cabot Corporation	$0.71	$1.13

Weighted average common shares outstanding
Diluted	64.2	65.2

(A)Amounts relate to the divesture of the Supermetals Business and, in the first quarter of fiscal 2011, certain tax settlements in connection with other discontinued operations.

CABOT CORPORATION SUMMARY RESULTS BY SEGMENTS

Periods ended December 31	Three Months
Dollars in millions, except per share amounts (unaudited)	2011	2010

Sales

Core Segment - Rubber blacks (A)	$489	$438

Performance Segment	205	190
Performance products	151	132
Fumed metal oxides	54	58

New Business Segment	25	24
Inkjet colorants	15	14
Aerogel	4	3
Superior MicroPowders	2	3
Cabot Elastomer Composites	4	4

Specialty Fluids Segment	14	17

Segment sales	733	669

Unallocated and other (B)	29	25

Net sales and other operating revenues	$762	$694

Segment Earnings Before Interest and Taxes

Core Segment - Rubber blacks (A)	$55	$37

Performance Segment	21	31

New Business Segment	—	—

Specialty Fluids Segment	5	6

Total Segment Earnings Before Interest and Taxes (C)	81	74

Unallocated and Other

Interest expense	(10)	(10)
Certain items (D)	(5)	(4)
Unallocated corporate costs	(14)	(12)
General unallocated income (E)	4	1
Less: Equity in net earnings of affiliated companies, net of tax	(1)	(3)

Income from continuing operations before income taxes and equity in
net earnings of affiliated companies	55	46

(Provision) benefit for income taxes	(16)	15

Equity in net earnings of affiliated companies, net of tax	1	3

Income from continuing operations	40	64

Income from discontinued operations, net of tax (F)	11	16

Net income	51	80

Net income attributable to noncontrolling interests, net of tax	5	5

Net income attributable to Cabot Corporation	$46	$75

Diluted earnings per share of common stock
attributable to Cabot Corporation

Continuing operations (A)	$0.55	$0.88

Discontinued operations (F)	0.16	0.25

Net income attributable to Cabot Corporation	$0.71	$1.13

Weighted average common shares outstanding

Diluted	64.2	65.2

(A) In the fourth quarter of fiscal 2011, Cabot entered into an agreement to sell the Supermetals Business ("CSM"). This transaction closed in January 2012. Because of this sale agreement, the results of CSM, which were previously included in the Core Segment are now presented as Discontinued Operations for all periods presented.

(B) Unallocated and other reflects royalties paid by equity affiliates, other operating revenues, external shipping and handling fees, and the impact of unearned revenue.

(C) Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in net earnings of affiliated companies, royalty income, and allocated corporate costs.

(D) Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS table.

(E) General unallocated income includes foreign currency transaction gains (losses), interest income, dividend income, the profit related to unearned revenue, and the impact of LIFO accounting.

(F) Amounts relate to the divesture of the CSM business as discussed in note (A), and in the first quarter of fiscal 2011, certain tax settlements in connection with other discontinued operations.

CABOT CORPORATION CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	December 31,	September 30,
	2011	2011
Dollars in millions, except share and per share amounts	(unaudited)	(audited)

Current assets:

Cash and cash equivalents	$188	$286
Accounts and notes receivable, net of reserve for doubtful accounts of $4 and $4	663	659
Inventories:
Raw materials	110	120
Work in process	2	3
Finished goods	262	233
Other	39	37
Total inventories	413	393
Prepaid expenses and other current assets	68	76
Deferred income taxes	34	35
Current assets held for sale (A)	120	106
Total current assets	1,486	1,555

Property, plant and equipment	2,979	2,967
Accumulated depreciation and amortization	(1,928)	(1,931)
Net property, plant and equipment	1,051	1,036

Goodwill	39	40
Equity affiliates	60	60
Assets held for rent	51	46
Deferred income taxes	257	261
Other assets	103	104
Non-current assets held for sale (A)	39	39

Total assets	$3,086	$3,141

(A) Includes amounts related to the sale of the Supermetals Business.

CABOT CORPORATION CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	December 31,	September 30,
	2011	2011
Dollars in millions, except share and per share amounts	(unaudited)	(audited)

Current liabilities:

Notes payable to banks	$83	$86
Accounts payable and accrued liabilities	421	461
Income taxes payable	30	34
Deferred income taxes	5	6
Current portion of long-term debt	52	57
Current liabilities held for sale (A)	13	12
Total current liabilities	604	656

Long-term debt	551	556
Deferred income taxes	9	8
Other liabilities	294	299
Non-current liabilities held for sale (A)	6	6

Stockholders' equity:
Preferred stock:
Authorized: 2,000,000 shares of $1 par value
Issued and outstanding: None and none	—	—
Common stock:
Authorized: 200,000,000 shares of $1 par value
Issued: 63,289,605 and 63,894,443 shares
Outstanding: 63,008,453 and 63,860,777 shares	63	64
Less cost of 281,152 and 33,666 shares of common treasury stock	(9)	(1)
Additional paid-in capital	4	18
Retained earnings	1,348	1,314
Deferred employee benefits	(12)	(14)
Accumulated other comprehensive income	92	106
Total Cabot Corporation stockholders' equity	1,486	1,487
Noncontrolling interests	136	129
Total equity	1,622	1,616
Total liabilities and equity	$3,086	$3,141

(A) Includes amounts related to the sale of the Supermetals Business.

CABOT CORPORATION

	Fiscal 2011					Fiscal 2012
Dollars in millions,
except per share amounts (unaudited)	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY

Sales
Core Segment - Rubber blacks (A)	438	458	528	528	1,952	489				489
Performance Segment	190	222	240	228	880	205				205
Performance products	132	159	173	162	626	151				151
Fumed metal oxides	58	63	67	66	254	54				54
New Business Segment	24	32	33	28	117	25				25
Inkjet colorants	14	16	20	15	65	15				15
Aerogel	3	8	8	5	24	4				4
Superior MicroPowders	3	3	2	3	11	2				2
Cabot Elastomer Composites	4	5	3	5	17	4				4
Specialty Fluids Segment	17	13	12	27	69	14				14
Segment Sales	669	725	813	811	3,018	733				733
Unallocated and other (B)	25	14	23	22	84	29				29

Net sales and other operating revenues	$694	$739	$836	$833	$3,102	$762				$762

Segment Earnings Before Interest and Taxes
Core Segment - Rubber blacks (A)	37	51	57	38	183	55				55
Performance Segment	31	39	43	27	140	21				21
New Business Segment	—	4	3	2	9	—				—
Specialty Fluids Segment	6	1	3	12	22	5				5
Total Segment Earnings Before Interest and Taxes (C)	74	95	106	79	354	81				81

Unallocated and Other
Interest expense	(10)	(10)	(9)	(10)	(39)	(10)				(10)
Certain items (D)	(4)	(7)	(5)	(3)	(19)	(5)				(5)
Unallocated corporate costs	(12)	(15)	(13)	(13)	(53)	(14)				(14)
General unallocated income (expense) (E)	1	(14)	(15)	(4)	(32)	4				4
Less: Equity in net earnings of affiliated companies, net of tax	(3)	(1)	(2)	(2)	(8)	(1)				(1)

Income from continuing operations before income taxes and equity in net earnings of affiliated companies
	46	48	62	47	203	55				55

(Provision) benefit for income taxes	15	(9)	(10)	(2)	(6)	(16)				(16)
Equity in net earnings of affiliated companies, net of tax	3	1	2	2	8	1				1

Income from continuing operations	64	40	54	47	205	40				40
Income from discontinued operations, net of tax (F)	16	16	13	8	53	11				11

Net income	80	56	67	55	258	51				51

Net income attributable to noncontrolling interests, net of tax	5	5	7	5	22	5				5

Net income attributable to Cabot Corporation	$75	$51	$60	$50	$236	$46				$46

Diluted earnings per share of common stock
attributable to Cabot Corporation

Continuing operations (A)	$0.88	$0.52	$0.73	$0.64	$2.77	$0.55				$0.55
Discontinued operations (F)	0.25	0.24	0.19	0.12	0.80	0.16				0.16

Net income attributable to Cabot Corporation	$1.13	$0.76	$0.92	$0.76	$3.57	$0.71				$0.71

Weighted average common shares outstanding
Diluted	65.2	65.5	65.6	65.5	65.4	64.2				64.2

(A) In the fourth quarter of fiscal 2011, Cabot entered into an agreement to sell the Supermetals Business ("CSM"). This transaction closed in January 2012. Because of this sale agreement, the results of CSM, which were previously included in the Core Segment are now presented as Discontinued Operations for all periods presented.

(B) Unallocated and other reflects royalties paid by equity affiliates, other operating revenues, external shipping and handling fees, and the impact of unearned revenue.

(C) Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in net earnings of affiliated companies, royalty income, and allocated corporate costs.

(D) Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS table.

(E) General unallocated income (expense) includes foreign currency transaction gains (losses), interest income, dividend income, the profit related to unearned revenue, and the impact of LIFO accounting.

(F) Amounts relate to the divesture of the CSM business as discussed in note (A), and in fiscal year 2011, certain tax and legal settlements in connection with other discontinued operations.

CABOT CORPORATION CERTAIN ITEMS AND RECONCILIATION OF ADJUSTED EPS

CERTAIN ITEMS:
Periods ended December 31			Three Months
Dollars in millions, except per share amounts (unaudited)			2011	2011		2010		2010
			$	per share(A)		$		per share(A)

Certain items before and after income taxes

Environmental reserves and legal settlements			$(2)	$(0.02)	$	―	$	―

Global restructuring activities			(3)	(0.04)		(4)		(0.05)

Total certain items			(5)	(0.06)		(4)		(0.05)

Tax impact of certain items			1			1

Total certain items after tax			(4)	(0.06)		(3)		(0.05)

Discontinued operations after income taxes (B)

CSM business divestiture after tax			11	0.16		15		0.23

Discontinued operations after tax - other			—	—		1		0.02

Total discontinued operations after tax			11	0.16		16		0.25

Total certain items and discontinued operations after tax			$7	$0.10		$13		$0.20

Periods ended December 31	Three Months
Dollars in millions (unaudited)	2011	2010

Statement of Operations Line Item

Cost of sales	$(3)	$(3)

Selling and administrative expenses	(2)	(1)

Research and technical expenses	—	—

Total certain items	$(5)	$(4)

NON-GAAP MEASURE:
Periods ended December 31 (unaudited)			Three Months
			2011	2010
			per share(A)	per share(A)
Reconciliation of Adjusted EPS to GAAP EPS
Net income per share attributable to Cabot Corporation			$0.71	$1.13
Less: Net income per share from discontinued operations			0.16	0.25
Net income per share from continuing operations			$0.55	$0.88
Less: Certain items per share			(0.06)	(0.05)
Adjusted earnings per share			$0.61	$0.93

(A) Per share amounts are calculated after tax.
(B) Amounts relate primarily to the divesture of the Supermetals Business.